UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 10, 2023, The New York Times Company sent the following email to its employees:

Dear Colleagues,

The New York Times Company’s 2022 Annual Report and 2023 Proxy Statement are now available online at nytco.com/investors. (To request paper copies, please contact nytsecretary@nytimes.com.)

If you are a shareholder of our Company, you will separately receive these materials with instructions on how to vote your shares. If your shares are held in multiple accounts, you may receive more than one set of materials, with different control numbers to be used for voting purposes. To ensure that all your shares are voted, please submit your vote using each of the control numbers associated with your materials.

Please cast your ballot in advance of our annual meeting of stockholders on Wednesday, April 26. In order for your vote to be counted, it must be received by 11:59 p.m. Eastern on Tuesday, April 25. We hope you will exercise your right to vote.

Thank you for your hard work and dedication.

A.G. and Meredith